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                                                                     EXHIBIT 5.1

                      [Letterhead of Hand Arendall, L.L.C.]


                                                              Brooks P. Milling

                                                     Direct Dial (251) 694-6275
                                                      Direct Fax (251) 544-1624
                                                      bmilling@handarendall.com





                                August 28, 2003


CommerceSouth, Inc.
224 East Broad Street
Eufaula, AL  36027

         Re: Merger of CommerceSouth, Inc. ("CommerceSouth") with and into BancTrust Financial Group, Inc. ("BancTrust")

Ladies and Gentlemen:

         We have represented BancTrust in connection with the proposed merger of CommerceSouth with and into BancTrust (the "Merger"). In that connection, we have examined the following:

         1. The Agreement and Plan of Merger by and between BancTrust and CommerceSouth, dated as of July 23, 2003 (the "Agreement");

         2.   The Articles of Incorporation and Bylaws of BancTrust;

         3. A resolution of the Board of Directors of BancTrust authorizing the necessary corporate actions to enable BancTrust to comply with the terms of the Agreement and to perform the matters contemplated thereby;

         4. BancTrust's registration statement under the Securities Act of 1933 filed on Securities and Exchange Commission Form S-4 (the "Registration Statement"); and

         5.   Such other documents as we felt necessary to give this opinion.

         Based upon our examination of the foregoing, and assuming the Merger is consummated in accordance with the terms of the Agreement, we are of the opinion that, on the effective date of the Merger, the shares of common capital stock of BancTrust to be issued to CommerceSouth shareholders will be duly authorized by BancTrust and, when issued, will be legally and validly issued and will be fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included as part of the



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CommerceSouth, Inc.
August 28, 2003
Page 2


Registration Statement. This opinion is being provided solely for the use of CommerceSouth and the shareholders of CommerceSouth. No other person or party shall be entitled to rely on this opinion.

                                Yours very truly,

                                HAND ARENDALL, L.L.C.



                                By: /s/ Brooks P. Milling
                                   -----------------------------------------
                                      Brooks P. Milling
                                      A Member